UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021 (May 25, 2021)

African Gold Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40121	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 West 52nd Street, #2322

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (860) 214-3714

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and three-quarters of one Redeemable Warrant	AGAC.U	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	AGAC	The New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AGAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Form 12b-25 filed on May 18, 2021 by African Gold Acquisition Corporation (the “Company”), on April 12, 2021, the staff (the “Staff”) of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “Staff Statement”). The Staff Statement, among other things, highlighted the potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of the Staff Statement, the Company required additional time to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”).

On May 25, 2021, the Company received a notice (the “Notice”) from the NYSE Regulation staff of the New York Stock Exchange (the "NYSE") stating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual (the “Rule”) because it has not timely filed the Form 10-Q with the SEC. The Rule requires listed companies to timely file all required periodic financial reports with the SEC. The Notice has no immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance with the Rule, the Company’s securities will be subject to delisting from the NYSE.

Under NYSE rules, the Company has six months from the due date of the 10-Q, or until November 24, 2021, to file the Form 10-Q. If the Company fails to file the Form 10-Q by November 24, 2021, it can submit an official request to the NYSE to allow the Company’s securities to continue to trade on the NYSE. If the NYSE accepts the Company's request, then the NYSE may grant an additional six months, or until May 24, 2022, to file the Form 10-Q. However, there can be no assurance that the NYSE will accept the Company's request or that the Company will be able to regain compliance within any extension period granted by the NYSE. The NYSE may commence delisting procedures at any time during the period that is available to the Company to complete the filing, if circumstances warrant.

The Company is working diligently to complete its Form 10-Q. The Company intends to file the Form 10-Q later today on June 2, 2021 to regain compliance with NYSE continued listing standards.

Item 8.01. Other Information

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (the “Statement”). In the Statement, the SEC staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. At issuance on March 2, 2021, the warrants (“Warrants”) to purchase shares of Class A common stock of African Gold Acquisition Corporation (the “Company”) then outstanding were accounted for as equity within the Company’s balance sheet, and after discussion and evaluation, including discussions with the Company’s independent registered public accounting firm, Marcum LLP (“Marcum”), the Company has concluded that its Warrants should be presented as liabilities as of the IPO date reported, at fair value, with subsequent fair value changes to be recorded in its financial statements at each reporting period.

On June 2, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management and Marcum, that the Company’s audited balance sheet as of March 2, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2021 (the “Form 8-K”) should no longer be relied upon due to changes required to reclassify the Warrants as liabilities to align with the requirements set forth in the Statement. The Company plans to reflect this reclassification of the Warrants for in its upcoming Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, to be filed with SEC.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

In addition, the audit report of Marcum included in the Company’s Form 8-K filed on March 8, 2021 should no longer be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

African Gold Acquisition Corporation

	By:	/s/ Christopher Chadwick
		Name:	Christopher Chadwick
		Title:	Chief Executive Officer

Dated: June 2, 2021